UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2009 (October 19, 2009)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 925-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On October 19, 2009, HC Innovations, Inc. (the “Company”) issued a Senior Secured Note (the “Note”) to Brahma Finance (BVI) Limited (the “Holder”) in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000). Interest shall accrue on the unpaid principal balance of the Note from the date thereof at a rate equal to one percent (1%) per calendar month or part thereof. Interest shall be compounded monthly on the first day of each calendar month, beginning on the first day of the first calendar month following the date of the Note. The Note matures on or before the earlier of (i) the date of consummation by the parties thereto of the transactions contemplated by that certain Standby Purchase Agreement dated as of August 4, 2009 between the Company and the Holder, and (ii) February 28, 2010. Further, the Company and all of its subsidiaries also entered into a Guarantee and Security Agreement dated October 19, 2009 (the “Guarantee and Security Agreement”) wherein the Company and all of its subsidiaries guaranteed the payment of the Note, subject to certain conditions set forth in the Guarantee and Security Agreement.

          Simultaneous with the issuance of the Note, certain senior secured note holders (the “Subordinating Note Holders”) that were previously issued Amended and Restated Senior Secured Convertible Notes (the “Senior Secured Notes”) by the Company pursuant to that certain Securities Amendment and Purchase Agreement (the “SAPA”), dated as of December 23, 2008 by and among HCI and the note holders identified therein, executed an Interim Subordination Agreement (the “Subordination Agreement”), also dated October 19, 2009, whereby such Subordinating Note Holders agreed to the subordination of their Senior Secured Notes, and of any of the Company’s obligations to the Subordinating Note Holders relating thereto, to all of the Company’s obligations under the Note.

          On October 19, 2009, and in order to effectuate the intentions under the Subordination Agreement, the Subordinating Note Holders executed a Waiver to the SAPA wherein such Subordinating Note Holders agreed to amend the SAPA such that the provisions therein that (i) limit the amount of indebtedness that the Company may incur or create; and (ii) limit the liens that the Company is permitted to assume or create shall be modified to permit the Company to issue such Note in favor of the Holder and, further, to permit the Company guarantee the payment of such Note.

          All capitalized terms not defined herein shall have the meaning set forth in the various agreements incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

          See Item 1.01 above.

          The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the Note pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the investor is an “accredited investor” and/or qualified institutional buyer, the investor has access to information about the Company and its investment, the investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit
Number	Description

10.1	Senior Secured Note
10.2	Guarantee and Security Agreement
10.3	Interim Funding Subordination Agreement
10.4	Waiver to Securities Amendment and Purchase Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HC INNOVATIONS, INC.

	By:	/s/ R. Scott Walker

October 22, 2009		Chief Financial Officer